Exhibit 99.1

For Release: August 2, 2010	Contact:	Wesley B. Wampler
Director, Investor Relations
Phone: 540-949-3447
wamplerwes@ntelos.com

NTELOS Holdings Corp. Closes $125 million Incremental Term Loan

WAYNESBORO, VA – August 2, 2010 – NTELOS Holdings Corp. (NASDAQ: NTLS), a leading provider of wireless and wireline communications services (branded as NTELOS) in Virginia, West Virginia and Pennsylvania, announced today the closing of a $125 million incremental term loan under the existing senior credit facility of its wholly-owned subsidiary, NTELOS Inc.

Pricing on the incremental term loan was set at LIBOR plus 3.75% with a LIBOR minimum of 2%, and sold at $99.75 per $100 of principal amount. NTELOS intends to use the proceeds of the loan as the primary source of funding for the previously announced acquisition of FiberNet.

The FiberNet acquisition is subject to, among other conditions, receiving approval from the FCC and the relevant state public service commissions and anti-trust review under the Hart-Scott-Rodino Act. Pending all approvals, the acquisition is expected to close in the fourth quarter of 2010. The purchase agreement is subject to termination if the acquisition is not completed before December 31, 2010.

The Company’s Chief Executive Officer, James A. Hyde, stated, “Closing on this loan is an important step toward the completion of our FiberNet acquisition and we are pleased to have successfully completed the process efficiently and with reasonable pricing, which is a reflection of the financial health of our business.”

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About NTELOS

NTELOS Holdings Corp. (NASDAQ: NTLS) is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Pennsylvania, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including wireless phone service, local and long distance telephone services, high capacity transport, data and voice services for Internet access and wide area networking and IPTV-based video services. Detailed information about NTELOS is available at www.ntelos.com.

SPECIAL NOTE FROM THE COMPANY REGARDING FORWARD-LOOKING STATEMENTS

Any statements contained in this presentation that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates,” “believes,” “expects,” “intends,” “plans,” “estimates,” “targets,” “projects,” “should,” “may,” “will” and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise. Important factors with respect to any such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, include, but are not limited to: rapid development and intense competition in the telecommunications industry; adverse economic conditions; operating and financial restrictions imposed by our senior credit facility; our cash and capital requirements; declining prices for our services; the potential to experience a high rate of customer turnover; our dependence on our affiliation with Sprint Nextel (“Sprint”); a potential increase in our roaming rates and wireless handset subsidy costs; the potential for Sprint to build networks in our markets; federal and state regulatory fees, requirements and developments; loss of our cell sites; the rates of penetration in the wireless telecommunications industry; our reliance on certain suppliers and vendors; the successful completion of the pending acquisition of the

FiberNet business, and the effect thereof on our business; our ability to successfully integrate the operations of the FiberNet business upon its acquisition; the failure to realize synergies and cost savings from the pending acquisition of the FiberNet business or delay in realization thereof; and other unforeseen difficulties that may occur. These risks and uncertainties are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our SEC filings, including our Annual Reports filed on Forms 10-K.